1









                      POLICY MANAGEMENT SYSTEMS CORPORATION
                         401(K) RETIREMENT SAVINGS PLAN

                              FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES


                      For the year ended December 31, 1999

                     With Report of Independent Accountants


                      POLICY MANAGEMENT SYSTEMS CORPORATION
                          401(K) RETIREMENT SAVINGS PLAN

             Index to Financial Statements and Supplemental Schedules




                                                                          Page

REPORT OF INDEPENDENT ACCOUNTANTS. . . . . . . . . . . . . . . . . . . .        2

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Plan Benefits, as of
  December 31, 1999 and 1998 . . . . . . . . . . . . . . . . . . . . . .        3

Statements of Changes in Net Assets Available for Plan Benefits, for the
  year ended December 31, 1999 . . . . . . . . . . . . . . . . . . . . .        4

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . .    5 - 9


SUPPLEMENTAL SCHEDULES:

Form 5500, Item 4(i) on Schedule H - Schedule of Assets Held
  for Investment Purposes, as of December 31, 1999 . . . . . . . . . . .       11


ADDITIONAL FUND INFORMATION:

Statements of Net Assets Available for Plan Benefits,
  with Fund Information as of December 31, 1999. . . . . . . . . . . . .  13 - 15

Statements of Changes in Net Assets Available for Plan Benefits, with
  Fund Information for the year ended December 31, 1999. . . . . . . . .  16 - 18


EXHIBITS:

Consent of Independent Accountants, annexed hereto . . . . . . . . . . .       19

                                     ------
                        REPORT OF INDEPENDENT ACCOUNTANTS


To  the  Participants  and  Administrative  Committee  of
  Policy  Management  Systems  Corporation  401(k)  Retirement  Savings  Plan

In our opinion, the accompanying statements of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for benefits of the Policy Management Systems Corporation 401(k) Retirement Savings Plan at December 31, 1999 and 1998 and the changes in net assets available for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing principles generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. Additional fund information, which includes the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits, are presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. These supplemental schedules and additional fund information are the responsibility of the Plan's management. The supplemental schedules and additional fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


     PricewaterhouseCoopers  LLP

Atlanta,  Georgia
June  12,  2000


                      POLICY MANAGEMENT SYSTEMS CORPORATION
                         401(K) RETIREMENT SAVINGS PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                        AS OF DECEMBER 31, 1999 AND 1998




                                          1999          1998
                                  ------------  ------------
ASSETS

Investments, at current value:
  Interest bearing cash accounts  $    804,465  $    519,938
  Short-term investments . . . .       794,868       633,436
  Mutual funds . . . . . . . . .   140,855,374   114,637,154
  Common stock . . . . . . . . .    31,118,385    35,294,856
                                  ------------  ------------
      Total Investments. . . . .   173,573,092   151,085,384
                                  ------------  ------------

Receivables:
  Loans receivable . . . . . . .     4,594,817     3,515,222
  Other receivable . . . . . . .       221,002        17,131
                                  ------------  ------------
       Total Receivables . . . .     4,815,819     3,532,353
                                  ------------  ------------

          Total Assets . . . . .   178,388,911   154,617,737
                                  ------------  ------------

LIABILITIES

    Other liabilities. . . . . .       219,639             -
                                  ------------  ------------
         Total Liabilities . . .       219,639             -
                                  ------------  ------------

          Net assets available
             for plan benefits .  $178,169,272  $154,617,737
                                  ============  ============



See  accompanying  notes.


                      POLICY MANAGEMENT SYSTEMS CORPORATION
                         401 (K) RETIREMENT SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1999




                                                   1999
                                           -------------
Additions to net assets attributed to:
  Investment Income:
    Net depreciation in
      market value. . . . . . . . . . . .  $ (9,108,923)
    Dividends and interest. . . . . . . .     9,019,722
                                           -------------
                                                (89,201)
                                           -------------

  Cash Contributions:
     Employer . . . . . . . . . . . . . .     7,085,792
     Employee . . . . . . . . . . . . . .    15,713,990
                                           -------------
                                             22,799,782
                                           -------------

  Loan repayments . . . . . . . . . . . .       381,558
  Transfers from acquired entities. . . .     6,635,161
                                           -------------
       Total Additions. . . . . . . . . .    29,727,300
                                           -------------

Deductions from net assets attributed to:
    Distributions . . . . . . . . . . . .     6,092,511
    Administrative Fees . . . . . . . . .        83,254
                                           -------------
         Total Deductions . . . . . . . .     6,175,765
                                           -------------

   Net increases. . . . . . . . . . . . .    23,551,535
                                           -------------

   Net assets available for plan benefits
     Beginning of year. . . . . . . . . .   154,617,737
                                           -------------
     End of year. . . . . . . . . . . . .  $178,169,272
                                           =============



See  accompanying  notes.

                     POLICY MANAGEMENT SYSTEMS CORPORATION
                         401(K) RETIREMENT SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS



1.  ESTABLISHMENT  OF  PLAN

     The Board of Directors of Policy Management Systems Corporation (the "Company") established the Policy Management Systems Corporation 401(k) Retirement Savings Plan (the "Plan") to provide a before-tax and after-tax savings retirement program for all eligible employees of the Company. The Plan became effective on April 1, 1990 and is subject to the requirements of the Employee Retirement Income Security Act of 1974 (ERISA).


2.  PLAN  DESCRIPTION

GENERAL

     The following description of the Plan is provided for general information purposes only. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

ELIGIBILITY

     All employees of the Company and its participating affiliates, who are U.S. citizens or U.S. residents, who have attained the age of 18 are eligible to participate in the Plan. A Participant who chooses not to enroll in the Plan when they are first eligible may elect to participate at a later date, in accordance with the terms of the Plan. In 1998, the Plan discontinued the six-consecutive month period of employment requirement for eligibility

EMPLOYEE  CONTRIBUTIONS

     Participants may contribute in 1% increments up to 15% of eligible compensation as either before-tax or after-tax contributions to the Plan, or a combination of both. The maximum before-tax contribution allowed by the Internal Revenue Code of 1986, as amended (the "Code"), for 1999 was $10,000.

EMPLOYER  MATCHING  CONTRIBUTIONS

     The Company matches 100% of the first 3% and 50% of the next 3% of the Participant's before-tax or after-tax contributions, but not both. Employer matching contributions are invested in the Policy Management Systems Corporation Common Stock Fund.

INVESTMENT  OPTIONS

     Each fund is valued at quoted market prices to determine a current fund value. Investments in securities for which exchange quotations are readily available are valued at the last sale price, or, if no sale, at the closing bid price. Debt securities are valued in the same manner or in some other manner, if, in the opinion of the Board of trustees, such other manner would more accurately reflect the fair value of such debt securities. Short-term investments (consisting primarily of money-market funds) are valued either at amortized cost or original cost plus accrued interest, both of which approximate market value.

Through December 31, 1999, the investment options available through Fidelity, based on descriptions provided by the Fund Managers, were as follows:

Fidelity Retirement Government Money Market: This fund consists of short-term money market securities in which the U.S. government or its agencies guarantee timely payment of principal and interest.

MAS Fixed Income Portfolio: This fund is an income-producing bond mutual fund consisting of all types of bonds including U.S. government or agency securities, corporate bonds, mortgage securities, and international bonds.

Fidelity Puritan Fund: This fund consists of high-yielding U.S. and foreign securities and common and preferred stocks, and bonds of any quality or maturity.

MAS Value Portfolio: This fund consists mostly of stocks of larger companies that are considered undervalued.

Spartan U.S. Equity Index Fund: This fund invests primarily in S&P 500 companies and in other securities that are based on the value of the index.

Fidelity Magellan Fund: This fund consists primarily of common stocks of companies with above average growth potential and a correspondingly higher level of risk.

PIMCO Mid-Cap Growth Fund: This fund consists of common stocks of companies worth at least $500 million with potential for growth.

Neuberger & Berman Genesis Trust: This fund consists of common stocks of small companies with market capitalization of up to $1.5 billion at the time of investment and with solid performance histories and proven management.

Fidelity Diversified International Fund: This fund consists of stocks of companies located outside the U.S. which are undervalued compared to industry norms in their countries.

PMSC Stock Fund: This fund consists of the common stock of Policy Management Systems Corporation as well as short-term investments.

     Fidelity Brokerage Link: This fund is a brokerage account which gives the participant a wide variety of investment options including stocks, bonds, mortgage securities, certificates of deposit, foreign securities, guaranteed investment contracts, and other mutual funds.

GDPM Retirement Government Money Market Fund: This fund invests high quality, short-term money market securities in which the U.S. government or its agencies guarantee timely payment of principal and interest and fixed income securities (public bonds, private bonds and commercial mortgages), as well as equity real estate.

ALLOCATIONS

     Participant's accounts are credited with the actual income derived from the investments in such accounts and with the actual expenses related to such accounts.

INVESTMENT  ELECTIONS

     Each Participant is required to telephone the Plan Administrator to enroll, choose a deferral rate and designate the allocation of the Participant's contributions among the Plan's investment funds in multiples of 1%. In addition, participants may change the investment of contributions and may move their vested balances among investment funds by internet or telephone at any time.

In addition to the contributions specified above, Participants who receive a qualified distribution under section 401(a) of the Code, from any other tax qualified plan, may have all or part of such distribution transferred into the Plan. Such rollover contributions are subject to tax regulations imposed by the Code.

VESTING

     A Participant is always 100% vested in his or her before-tax contribution accounts, after-tax contribution accounts and rollover accounts. A Participant will become fully vested in his employer matching contribution account when the first of the following occurs: the Participant obtains five years of credited service; reaches normal retirement age; becomes permanently disabled; or becomes deceased.

FORFEITURE  ALLOCATIONS

     All Participant forfeitures are used to reduce future employer matching contributions to the Plan and pay plan expenses. At December 31, 1999, the Plan had approximately $233,316 in forfeitures.

BENEFIT  PAYMENTS

     The Participant's after-tax contributions may be withdrawn at any time by telephoning the Plan Administrator. In addition, a Participant may withdraw all or any part of his or her vested employer matching contributions on his or her after-tax contributions, but only to the extent that such contributions have been in the Plan for at least two full Plan years after the Plan year in which such contributions were made.

LOANS

     Participants may apply for loans greater than $1,000 from the Plan, collateralized by their account balances and repaid through payroll deduction generally subject to the following terms:

1) The total loans of any Participant at any point in time shall not exceed the lesser of (i) 50% of the Participant's vested Account balance, or (ii) $50,000 adjusted on the volume of loans outstanding to the Participant during the previous one-year period.

2) Loans may not be made in such a manner as to favor highly compensated employees, officers or shareholders.

3) No Participant shall be permitted to have more than one loan from the Plan issued and outstanding at any time.

4)  Interest  charged  on  loans  is  1%  over  the  prime  lending  rate.

5) The length and terms of repayment may not exceed 5 years, unless the purpose of the loan is for the purchase of the Participant's principal residence, in which case the loan term may be extended to ten years.

6)  All  amounts  repaid  are  credited  to  the  Participant's  account.

ADMINISTRATIVE  EXPENSES

     Administrative expenses of the Plan may be paid out of Plan assets if not paid by the Company. Administrative expenses paid by the Plan for the year ended December 31, 1999 were $83,254.

SERVICE  PROVIDER

     From January 1, 1998, through March 31,1998, Aon Consulting, Inc. served as recordkeeper for the plan and First Union National Bank served as the Trustee. Effective April 1, 1998, Fidelity Investments Institutional Operations Company, Inc. became the recordkeeper and Fidelity Management Trust Company serves as the Trustee for the Plan.


3.  SIGNIFICANT  ACCOUNTING  POLICIES

BASIS  OF  ACCOUNTING

The accompanying financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles except that amounts relating to the individual participant-directed investment program (Brokeragelink) have not been disclosed as separate funds. The preparation of financial statements in conformity with generally accepted accounting principles may require management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of additions to and deductions from net assets available for plan benefits during the reporting period. Actual results could differ from those estimates. The plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.


4.  INVESTMENTS

      The following presents investments that represent 5 percent or more of the Plan's net assets:

                                                         December  31,
                                                   --------------------------
                                                      1999            1998
                                                   ----------     -----------
     GDPM  Ret  Gov  Money  Mkt                    $16,521,028     $        -
     Fidelity  Magellan  Mutual                      60,878,648       43,258,709
     Fidelity  Puritan  Mutual                      29,724,865       28,860,112
     PMSC  Stock                                28,068,060*       35,219,876*
     Spartan Equity Index                           10,029,815         4,812,180

*  Nonparticipant-directed

5.  TAX  STATUS

     The Internal Revenue Service has determined and informed the Company by letter dated November 1996, that the Plan is designed in accordance with Sections 401(k) and 401(a) of the Code. The Plan Administrator believes that the Plan is written and is currently being operated in compliance with the applicable requirements of the Code. The Trust is exempt from federal income taxes under section 501(a) of the Code.


6.  TERMINATION  OF  PLAN

     The Company expects and intends to continue the Plan in force indefinitely, but has reserved the right to amend or terminate the Plan as necessary. If the Plan were to be terminated, Participants would become fully vested and all assets of the Plan would be distributed to the individual Participants based upon the vested balances in their individual accounts at the date of termination.


7.  RELATED  PARTY  TRANSACTIONS

     The Plan purchases, on behalf of Participants, shares of the Company's common stock in accordance with individual Participant's investment elections. During the Plan year ended December 31, 1999, the Plan purchased 471,400 shares at an aggregate cost of $12,931,718 and sold 58,263 shares for aggregate proceeds of $1,726,728 and realized gains of $141,250. The Plan also had 1,098,017 and 684,880 shares of the Company's common stock with a fair value of $28,068,060 and $34,586,440 at December 31, 1999 and 1998, respectively.

The Plan's investments include shares of mutual funds managed by Fidelity Investments. Fidelity Investments Institutional Operations Company, Inc. is the recordkeeper while Fidelity Management Trust Company is the trustee as defined by the Plan and therefore, these transactions quality as party-in-interest.

                             SUPPLEMENTAL SCHEDULES


                          POLICY MANAGEMENT SYSTEMS CORPORATION
                             401(K) RETIREMENT SAVINGS PLAN
               FORM 5500, ITEM 4(I) ON SCHEDULE H -SCHEDULE OF ASSETS HELD
                                 FOR INVESTMENT PURPOSES
                                    DECEMBER 31, 1999



                                           Current
   Fund Name. . . . . . . . . . . . . . .  Shares   Cost         Value
-----------------------------------------  -------  -----------  -----------
Brokeragelink (1) . . . . . . . . . . . .  N/A      $       N/A  $ 4,073,358

MAS Fixed Income Portfolio                              423,630    4,994,978   4,613,330

MAS Value Portfolio                                     172,766    2,805,994   2,092,194

Neuberger & Berman Genesis Trust                        180,754    3,960,836   3,803,061

PIMCO Mid-Cap Growth Fund                               300,762    7,014,192   7,780,701

PMSC Stock Fund*                                      4,462,593   29,823,941  28,068,060

PMSC Stock Fund cash*(3). . . . . . . . .  N/A          794,868      794,868

Fidelity Puritan Fund*                                1,562,000   27,809,814  29,724,865

Fidelity Magellan Fund*                                 445,573   43,418,383  60,878,648

Fidelity Diversified International Fund*                210,600    4,052,508   5,395,579

Fidelity Retirement
Government Money Market*                                 16,153       16,153      16,153

GDPM Ret Gov Money Market*                           16,521,028   16,521,028  16,521,028

Spartan US Equity Index Fund*                           192,548    8,457,559  10,029,815

Loans Outstanding (2) . . . . . . . . . .  N/A      N/A            4,594,817



*  Indicates  party-in-interest  to  the  Plan.
(1)  Brokeragelink  is  a  participant  directed fund; shares and cost are not available
(2)  Share  and  cost are not applicable to Loans Outstanding, interest rates range from
8.75%  to  10%
(3)  Fidelity  Institutional  Cash  Portfolio

                           ADDITIONAL FUND INFORMATION


                                      POLICY MANAGEMENT SYSTEMS CORPORATION
                                         401(K) RETIREMENT SAVINGS PLAN
                   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                             AS OF DECEMBER 31, 1999



                                  Fidelity     GDPM         Fidelity     Fidelity
                                  Retirement   Ret Gov      Puritan      Magellan
                                  Loan         Government   Money Mkt    Mutual                      Mutual
                                  -----------  -----------  -----------  --------------------------  -----------
ASSETS

Investments, at current value:
  Interest bearing cash accounts  $         -  $         -  $         -  $                        -  $         -
  Short-term investments . . . .            -            -            -                           -            -
  Mutual funds . . . . . . . . .            -       16,153   16,521,028                  29,724,865   60,878,648
  Common stock . . . . . . . . .            -            -            -                           -            -
                                  -----------  -----------  -----------  --------------------------  -----------
       Total Investments . . . .            -       16,153   16,521,028                  29,724,865   60,878,648
                                  -----------  -----------  -----------  --------------------------  -----------

Receivables:
  Loans receivable . . . . . . .    4,594,817            -            -                           -            -
  Other receivable . . . . . . .            -            -            -                           -            -
                                  -----------  -----------  -----------  --------------------------  -----------
       Total Receivables . . . .    4,594,817            -            -                           -            -
                                  -----------  -----------  -----------  --------------------------  -----------

                   Total Assets.    4,594,817       16,153   16,521,028                  29,724,865   60,878,648
                                  -----------  -----------  -----------  --------------------------  -----------

LIABILITIES

    Other liabilities. . . . . .            -            -            -                           -            -
                                  -----------  -----------  -----------  --------------------------  -----------
         Total Liabilities . . .            -            -            -                           -            -
                                  -----------  -----------  -----------  --------------------------  -----------

          Net assets available
             for plan benefits .  $ 4,594,817  $    16,153  $16,521,028  29,724,865    $60,878,648
                                  ===========  ===========  ===========  ==========================



Continued  on  next  page

See  accompanying  notes.


                                     POLICY MANAGEMENT SYSTEMS CORPORATION
                                         401(K) RETIREMENT SAVINGS PLAN
                   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                            AS OF DECEMBER 31, 1999
                                                  (CONTINUED)



                                  MAS         PIMCO        Fidelity
                                  Fixed       PMSC *       Brokerage-   Mid-Cap                    Diversified
                                  Income      Stock        link         Growth     International
                                  ----------  -----------  -----------  -------------------------
ASSETS

Investments, at current value:
  Interest bearing cash accounts           -            -      804,465                          -             -
  Short-term investments . . . .  $        -  $   794,868  $         -  $                       -  $          -
  Mutual funds . . . . . . . . .   4,613,330            -            -                  7,780,701     5,395,579
  Common stock . . . . . . . . .           -   28,068,060    3,050,325                          -             -
                                  ----------  -----------  -----------  -------------------------  ------------
       Total Investments . . . .   4,613,330   28,862,928    3,854,790                  7,780,701     5,395,579
                                  ----------  -----------  -----------  -------------------------  ------------

Receivables:
  Loans receivable . . . . . . .           -            -            -                          -             -
  Other receivable . . . . . . .           -        2,434      218,568                          -             -
                                  ----------  -----------  -----------  -------------------------  ------------
       Total Receivables . . . .           -        2,434      218,568                          -             -
                                  ----------  -----------  -----------  -------------------------  ------------

           Total Assets. . . . .   4,613,330   28,865,362    4,073,358                  7,780,701     5,395,579
                                  ----------  -----------  -----------  -------------------------  ------------

LIABILITIES

    Other liabilities. . . . . .           -      219,639            -                          -             -
                                  ----------  -----------  -----------  -------------------------  ------------
         Total Liabilities . . .           -      219,639            -                          -             -
                                  ----------  -----------  -----------  -------------------------  ------------

          Net assets available
             for plan benefits .  $4,613,330  $28,645,723  $ 4,073,358  $               7,780,701  $  5,395,579
                                  ==========  ===========  ===========  =========================  ============


*  Non-participant  directed

Continued  on  next  page

See  accompanying  notes.


                       POLICY MANAGEMENT SYSTEMS CORPORATION
                           401(K) RETIREMENT SAVINGS PLAN
     STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                              AS OF DECEMBER 31, 1999
                                    (CONTINUED)



                                  MAS         NB          Spartan
                                  Value       Genesis     Equity
                                  Advisor     Trust       Index        Total
                                  ----------  ----------  -----------  ------------
ASSETS

Investments, at current value:
  Interest bearing cash accounts           -           -            -       804,465
  Short-term investments . . . .  $        -  $        -  $         -  $    794,868
  Mutual funds . . . . . . . . .   2,092,194   3,803,061   10,029,815   140,855,374
  Common stock . . . . . . . . .           -           -            -    31,118,385
                                  ----------  ----------  -----------  ------------
      Total Investments. . . . .   2,092,194   3,803,061   10,029,815   173,573,092
                                  ----------  ----------  -----------  ------------

Receivables:
  Loans receivable . . . . . . .           -           -            -     4,594,817
  Other receivable . . . . . . .           -           -            -       221,002
                                  ----------  ----------  -----------  ------------
       Total Receivables . . . .           -           -            -     4,815,819
                                  ----------  ----------  -----------  ------------

          Total Assets . . . . .   2,092,194   3,803,061   10,029,815   178,388,911
                                  ----------  ----------  -----------  ------------

LIABILITIES

    Other liabilities. . . . . .           -           -            -       219,639
                                  ----------  ----------  -----------  ------------
         Total Liabilities . . .           -           -            -       219,639
                                  ----------  ----------  -----------  ------------

          Net assets available
             for plan benefits .  $2,092,194  $3,803,061  $10,029,815  $178,169,272
                                  ==========  ==========  ===========  ============



See  accompanying  notes.


                                           POLICY MANAGEMENT SYSTEMS CORPORATION
                                              401 (K) RETIREMENT SAVINGS PLAN
                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                           FOR THE YEAR ENDED DECEMBER 31, 1999



                                            Fidelity      GDPM                     Fidelity     Fidelity
                                            Retirement    Ret Gov                  Puritan      Magellan
                                            Loan          Government               MoneyMkt     Mutual        Mutual
                                            ------------  -----------------------  -----------  ------------  ------------
Additions to net assets attributed to:
  Investment Income:
    Net appreciation (depreciation) in
      market value . . . . . . . . . . . .  $         -   $                    -   $         -  $(1,459,124)  $ 6,452,641
    Dividends and interest . . . . . . . .            -                  465,685       353,394    2,316,747     4,862,773
                                            ------------  -----------------------  -----------  ------------  ------------
                                                      -                  465,685       353,394      857,623    11,315,414
                                            ------------  -----------------------  -----------  ------------  ------------

  Cash Contributions:
     Employer. . . . . . . . . . . . . . .            -   375                 -            183          942
     Employee. . . . . . . . . . . . . . .            -                  (28,783)      488,819    3,251,234     5,520,729
                                            ------------  -----------------------  -----------  ------------  ------------
                                                      -                  (28,408)      488,819    3,251,417     5,521,671
                                            ------------  -----------------------  -----------  ------------  ------------

  Interfund transfers. . . . . . . . . . .            -              (17,858,331)   15,561,267   (3,149,894)    1,653,839
  Loan repayments. . . . . . . . . . . . .   (1,779,015)                 113,325       134,085      387,728       567,368
  Transfers from acquired entities . . . .      139,259                   81,521       661,962      795,961     1,564,788
                                            ------------  -----------------------  -----------  ------------  ------------
       Total Additions (Deductions). . . .   (1,639,756)             (17,226,208)   17,199,527    2,142,835    20,623,080
                                            ------------  -----------------------  -----------  ------------  ------------

Deductions from net assets attributed to:
    Distributions. . . . . . . . . . . . .       67,364                1,191,671       521,616      736,083     2,175,246
    Forfeitures. . . . . . . . . . . . . .            -                    2,693         1,173          569         1,994
    Loan disbursements . . . . . . . . . .   (2,786,716)                 243,781       131,913      521,220       804,293
    Administrative Fees. . . . . . . . . .            -                    5,175        23,797        4,294         1,450
                                            ------------  -----------------------  -----------  ------------  ------------
         Total Deductions (Additions). . .   (2,719,352)               1,443,320       678,499    1,262,166     2,982,983
                                            ------------  -----------------------  -----------  ------------  ------------

   Net increases (decreases) . . . . . . .    1,079,596              (18,669,528)   16,521,028      880,669    17,640,097
                                            ------------  -----------------------  -----------  ------------  ------------

Transfers out. . . . . . . . . . . . . . .            -                   38,217             -      (15,916)      (20,158)

   Net assets available for plan benefits
     Beginning of year . . . . . . . . . .    3,515,222               18,647,464             -   28,860,112    43,258,709
                                            ------------  -----------------------  -----------  ------------  ------------
     End of year . . . . . . . . . . . . .  $ 4,594,817   $               16,153   $16,521,028  $29,724,865   $60,878,648
                                            ============  =======================  ===========  ============  ============



Continued  on  next  page

See  accompanying  notes.


                                      POLICY MANAGEMENT SYSTEMS CORPORATION
                                         401 (K) RETIREMENT SAVINGS PLAN
              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                       FOR THE YEAR ENDED DECEMBER 31, 1999
                                                   (CONTINUED)



                                            MAS          PIMCO          Fidelity
                                            Fixed        PMSC           Brokerage-   Mid-Cap       Diversified
                                            Income       Stock          link         Growth        International
                                            -----------  -------------  -----------  ------------  --------------

Additions to net assets attributed to:
  Investment Income:
    Net appreciation (depreciation) in
      market value . . . . . . . . . . . .  $ (303,602)  $(17,697,768)  $   452,847  $   816,367   $    1,479,500
    Dividends and interest . . . . . . . .     267,261         38,112        56,099       19,063          190,601
                                            -----------  -------------  -----------  ------------  --------------
                                               (36,341)   (17,659,656)      508,946      835,430        1,670,101
                                            -----------  -------------  -----------  ------------  --------------

  Cash Contributions:
     Employer. . . . . . . . . . . . . . .          69      7,083,498             -           97              111
     Employee. . . . . . . . . . . . . . .     605,983      1,102,047        21,700    1,088,304          692,873
                                            -----------  -------------  -----------  ------------  --------------
                                               606,052      8,185,545        21,700    1,088,401          692,984
                                            -----------  -------------  -----------  ------------  --------------

  Interfund transfers. . . . . . . . . . .     (50,250)     3,402,683     2,291,878   (1,700,759)         153,180
  Loan repayments. . . . . . . . . . . . .      61,050        518,925         5,349      113,604           58,974
 Transfers from acquired entities. . . . .     375,813         (3,370)            -    1,212,826          438,429
                                            -----------  -------------  -----------  ------------  --------------
       Total Additions (Deductions). . . .     956,324     (5,555,873)    2,827,873    1,549,502        3,013,668
                                            -----------  -------------  -----------  ------------  --------------

Deductions from net assets attributed to:
    Distributions. . . . . . . . . . . . .      77,667        459,742             -      306,056          114,434
    Forfeitures. . . . . . . . . . . . . .         126        (11,111)            -        1,631              631
    Loan disbursements . . . . . . . . . .      93,890        521,573             -      146,571           72,751
    Administrative Fees. . . . . . . . . .       1,531         45,933             -           61               58
                                            -----------  -------------  -----------  ------------  --------------
         Total Deductions. . . . . . . . .     173,214      1,016,137             -      454,319          187,874
                                            -----------  -------------  -----------  ------------  --------------

   Net increases (decreases) . . . . . . .     783,110     (6,572,010)    2,827,873    1,095,183        2,825,794
                                            -----------  -------------  -----------  ------------  --------------

Transfers out. . . . . . . . . . . . . . .           -         (2,143)            -            -                -

   Net assets available for plan benefits
     Beginning of year . . . . . . . . . .   3,830,220     35,219,876     1,245,485    6,685,518        2,569,785
                                            -----------  -------------  -----------  ------------  --------------
     End of year . . . . . . . . . . . . .  $4,613,330   $ 28,645,723   $ 4,073,358  $ 7,780,701   $    5,395,579
                                            ===========  =============  ===========  ============  ==============



Continued  on  next  page

See  accompanying  notes.


                              POLICY MANAGEMENT SYSTEMS CORPORATION
                                 401 (K) RETIREMENT SAVINGS PLAN
      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                              FOR THE YEAR ENDED DECEMBER 31, 1999
                                           (CONTINUED)




                                            MAS          NB           Spartan
                                            Value        Genesis      Equity
                                            Advisor      Trust        Index        Total
                                            -----------  -----------  -----------  -------------
Additions to net assets attributed to:
  Investment Income:
    Net appreciation (depreciation) in
      market value . . . . . . . . . . . .  $ (320,795)  $  119,027   $ 1,351,984  $ (9,108,923)
    Dividends and interest . . . . . . . .     288,229       19,764       141,994     9,019,722
                                            -----------  -----------  -----------  -------------
                                               (32,566)     138,791     1,493,978       (89,201)
                                            -----------  -----------  -----------  -------------

  Cash Contributions:
     Employer. . . . . . . . . . . . . . .         186           35           296     7,085,792
     Employee. . . . . . . . . . . . . . .     498,214      752,690     1,720,180    15,713,990
                                            -----------  -----------  -----------  -------------
                                               498,400      752,725     1,720,476    22,799,782
                                            -----------  -----------  -----------  -------------

  Interfund transfers. . . . . . . . . . .    (631,555)    (717,812)    1,045,754             -
  Loan repayments. . . . . . . . . . . . .      35,870       66,422        97,873       381,558
  Transfers from acquired entities . . . .     104,629        8,997     1,254,346     6,635,161
                                            -----------  -----------  -----------  -------------
       Total Additions (Deductions). . . .     (25,222)     249,123     5,612,427    29,727,300
                                            -----------  -----------  -----------  -------------

Deductions from net assets attributed to:
    Distributions. . . . . . . . . . . . .      50,028      116,792       275,812     6,092,511
    Forfeitures. . . . . . . . . . . . . .           -          669         1,625             -
    Loan disbursements . . . . . . . . . .      36,099       98,074       116,550             -
    Administrative Fees. . . . . . . . . .          15          135           805        83,254
                                            -----------  -----------  -----------  -------------
         Total Deductions. . . . . . . . .      86,142      215,670       394,792     6,175,765
                                            -----------  -----------  -----------  -------------

   Net increases (decreases) . . . . . . .    (111,364)      33,453     5,217,635    23,551,535
                                            -----------  -----------  -----------  -------------

Transfers out. . . . . . . . . . . . . . .           -            -             -             -

   Net assets available for plan benefits
     Beginning of year . . . . . . . . . .   2,203,558    3,769,608     4,812,180   154,617,737
                                            -----------  -----------  -----------  -------------
     End of year . . . . . . . . . . . . .  $2,092,194   $3,803,061   $10,029,815  $178,169,272
                                            ===========  ===========  ===========  =============




See  accompanying  notes.